                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY


                                VOTING AGREEMENT

            THIS VOTING AGREEMENT (this "Agreement") is entered into and effective as of October 1, 2001 (the "Effective Date") by and among METROMEDIA FIBER NETWORK, INC., a Delaware corporation ("MFN"), VERIZON INVESTMENTS INC., a Delaware corporation ("Verizon"), BECHTEL CORPORATION ("Bechtel"), HATHAWAY DINWIDDIE CONSTRUCTION COMPANY, EDWARDS AND KELCEY, INC., CUPERTINO ELECTRIC INC. and each of the stockholders listed on
Schedule I attached hereto (each such stockholder, a "Stockholder").

            WHEREAS, Verizon and MFN have entered into a Note Purchase Agreement, dated as of the date hereof (the "Purchase Agreement; capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement), pursuant to which, among other things, (A) Verizon purchased from MFN 8.5% Senior Secured Convertible Notes due 2011 of MFN in the aggregate principal amount of $50,000,000 (the "New Convertible Notes"), which New Convertible Notes are convertible into shares of Class A Common Stock, par value $0.01 (the "Class A Common Stock"), of MFN and were issued pursuant to, and in accordance with, the terms of the Indenture, dated as of the date hereof, by and between MFN and Wilmington Trust Company, as trustee (the "New 8.5% Notes Indenture"), and (B) MFN will exchange $975,281,000 principal amount of MFN's 6.15% Convertible Subordinated Notes due 2010 Notes held by Verizon for $500,000,000 principal amount of MFN's 6.15% Series A Convertible Subordinated Notes due March 16, 2010 (the "New 6.15% Series A Notes") and $475,281,000 principal amount of MFN's 6.15% Series B Convertible Subordinated Notes due March 16, 2010 (the "New 6.15% Series B Notes," and together with the New 6.15% Series A Notes, the "New 6.15% Notes"), the terms of which are governed by the Indenture, dated as of the date hereof (the "New 6.15% Notes Indenture"), between MFN and U.S. Bank Trust National Association, as trustee; and

            WHEREAS, Bechtel, MFN and Metromedia Fiber Network Services, Inc. ("MFNS"), a wholly-owned subsidiary of MFN have entered into that certain Master Restructuring Agreement, dated as of October 1, 2001 (the "MRA"), pursuant to which, among other things, (A) MFNS (and MFN, with respect to the conversion rights only) issued to Bechtel that certain 8.5% Senior Subordinated Convertible
Note in the aggregate principal amount of $89,000,000 (the "Bechtel Note"), which Bechtel Note is convertible into shares of Class A Common Stock and (B) MFN and Bechtel executed that certain Warrant Agreement, dated as of October 1, 2001, pursuant to which MFN issued to Bechtel a warrant (the "Bechtel Warrant") exercisable for 25,000,000 shares of Class A Common Stock;

            WHEREAS, Hathaway Dinwiddie Construction Company, Edwards and Kelcey, Inc. and Cupertino Electric Inc. (the "Contractors") and certain subcontractors together with MFNS have entered into certain settlement agreements dated on or about the date hereof (each a "Vendor Agreement") relating to construction services and related obligations performed for MFNS or subsidiaries of MFNS, under which certain cash

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payments, promissory notes, shares of MFNS Class A Common Stock and warrants to purchase shares of MFNS Class A Common Stock are to be delivered to the Contractors and certain subcontractors (such shares and warrants being collectively referred to below as the Vendors' Securities); and

            WHEREAS, as a condition to Verizon's willingness to enter into the Purchase Agreement, and as a condition to Bechtel's willingness to enter into the MRA, and as a condition to the Contractor's' willingness to enter into the Vendor Agreements and arrange for the subcontractors' participation therein, each of Verizon and Bechtel and the Contractors has required MFN and the other Stockholders party hereto to establish and enter into this Agreement;

            NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereto agree as follows:

      1.    SHARE OWNERSHIP

            1.1. CURRENT SHARES. Each Stockholder represents and warrants to each of MFN, Verizon, Bechtel, the Contractors and each other Stockholder that
(i) such Stockholder is a record or beneficial owner of the shares of capital stock or voting securities of MFN set forth opposite its name on Schedule I attached hereto (the "Shares") with power to vote the Shares or cause the Shares to be voted; (ii) the Shares set forth opposite its name on Schedule I attached hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of MFN; and (iii) such Stockholder's address is accurately set forth on the signature page attached hereto.

            1.2. NEW SHARES. Each of the Stockholders agrees that any shares of capital stock or voting securities, including, but not limited to, any such shares of capital stock or voting securities acquired upon the conversion, exercise or exchange of any securities convertible into capital stock or voting securities, of MFN (the "New Shares") that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (as defined in Section 6) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

      2. VOTING RIGHTS AND CONVERSION FEATURES TERMS OF THE NEW CONVERTIBLE NOTES, THE BECHTEL NOTE AND THE BECHTEL WARRANT, AND THE VENDORS' SECURITIES. Prior to the Expiration Date, at every meeting of the stockholders of MFN at which the matters described in this Section 2 are considered or voted upon, and at every adjournment or postponement thereof, and on every action of MFN with respect to the following matter, each of the Stockholders shall vote, or, using such Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares and any New Shares in favor of any proposal seeking approval of the issuance of Class A Common Stock issuable upon conversion of the New Convertible Notes, the Bechtel Note and the Bechtel Warrant and the issuance of Class A Common Stock issuable as or in connection with the Vendors' Securities or any other transactions contemplated by the Purchase

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                                                                               3


Agreement, and the MRA and the Vendor Agreements, or in favor of any other proposal the purpose of which is to seek approval of matters relating to the foregoing.

      3.    [Intentionally left blank]

      4. NOTICE TO TRANSFER AGENT. Each of the Stockholders authorizes MFN to notify its transfer agent of the existence of this Agreement and to take such other actions reasonably necessary to ensure compliance with the provisions of this Agreement.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Each of the Stockholders hereby represents, warrants and covenants to each of MFN, Verizon, Bechtel, the Contractors and each other Stockholder that such Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or New Shares are or will be bound or affected.

      6. EXPIRATION AND TERMINATION. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the date on which there are no New Convertible Notes, Bechtel Notes or Bechtel Warrants or Vendor Securities outstanding or (ii) MFN's obtaining the Requisite Company Vote (as defined in the Purchase Agreement, with respect to Verizon and as defined in the MRA, with respect to Bechtel); it being understood that, in connection with seeking to obtain the Requisite Company Vote, MFN shall comply with Section 5.4 of the Purchase Agreement, with respect to Verizon and Section 6.4 of the MRA, with respect to Bechtel; and MFN's obtaining the stockholder approval referred to in the definition of Initial Exercise Date and Section 9.07 of the Warrant Agreement included in the Vendors' Securities. This Agreement and all obligations of each of the Stockholders hereunder shall terminate and have no further force or effect as of the Expiration Date.

      7.    MISCELLANEOUS.

            7.1. BINDING EFFECT, TRANSFERS AND ASSIGNMENTS. Each of the Stockholders agrees not to transfer, sell, exchange, pledge or otherwise dispose of or

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encumber any of the Shares, or make any offer or agreement relating thereto, at any time prior to the Expiration Date other than pursuant to the Stockholders' Agreement (to the extent applicable to such Stockholder) and, to the extent permitted thereunder, only to a transferee that agrees in writing to be bound by the terms of this Agreement, a copy of which shall be sent to MFN. Each of the Stockholders understands and agrees that if such Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares prior to the Expiration Date other than in compliance with this Agreement, MFN shall not, and each of the Stockholders hereby unconditionally and irrevocably instructs MFN to not permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until such Stockholder shall have complied with the terms of this Agreement. This Agreement and all of the provisions hereof shall attach to the Shares and the New Shares and be binding upon and inure to the benefit of the parties hereto and their respective successor and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other. This Agreement is intended to bind each of the Stockholders solely as a securityholder of MFN only with respect to the specific matters set forth herein.

            7.2. AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the parties hereto.

            7.3. FURTHER ASSURANCES. Until the Expiration Date, each Stockholder shall use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with other parties in doing, all things necessary, proper and advisable to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            7.4. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of MFN makes any agreement or understanding herein in his or her capacity as such director. Furthermore, notwithstanding anything to the contrary contained in Section 2 above, if any representative of such Stockholder is a member of MFN's Board of Directors, nothing in such section shall be construed to obligate such representative to act in such person's capacity as a director in any manner that may conflict with such person's fiduciary duties as a director of MFN.

            7.5. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

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                                                                               5


                  (a) If to a Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

                  (b)   If to MFN, to:

                        David A. Persing, Esq.
                        Metromedia Fiber Network, Inc.
                        c/o Metromedia Company
                        One Meadowlands Plaza
                        East Rutherford, New Jersey  07073-2137
                        Telecopy Number:  (201) 531-2803

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019-6064
                        Attn:  Douglas A. Cifu, Esq.
                        Telecopy Number:  (212) 757-3990

                        If to Verizon:

                        Verizon Investments Inc.
                        3900 Washington Street, 2nd Floor
                        Wilmington, Delaware 19802
                        Attn:  President
                        Telecopy Number:  (302) 761-4228

                        with copies to:

                        Verizon Communications, Inc.
                        1095 Avenue of the Americas
                        New York, New York 10036
                        Attn:  Associate General Counsel - Strategic
                        Transactions
                        Telecopy Number:  (212) 764-2739

                        and

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York  10153
                        Attn:  Frederick S. Green, Esq.
                        Telecopy Number:  (212) 310-8007

                        If to Bechtel:

                        c/o Bechtel Enterprises Holdings, Inc.
                        50 California Street, Suite 2200

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                        P.O.  Box 193965
                        San Francisco, California  94119-3965
                        Attention:  Michael C. Bailey
                        Facsimile: (415) 951-0850

                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10023

                        Attention:  Douglas P. Bartner, Esq.
                        Facsimile:  (212) 848-7179

                        If to Hathway Dinwiddie Construction Company:






                        If to Cupertino Electric Inc.:

                        Jan Kang
                        Cupertino Electric, Inc.
                        1132 North Seventh Street
                        San Jose, CA  95112
                        Telecopy Number:  (603) 925-5574






or to such other address as any party hereto may designate for itself by notice given as herein provided.

            7.6. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts or choice of law rules of any jurisdiction. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation arising out of or relating to the Agreement and the transactions contemplated thereby, waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

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                                                                               7


            7.7. ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein contain the entire understanding of the parties in respect of the express subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter; it being understood that nothing in this Agreement shall be deemed in any way to supersede or limit the Stockholders' Agreement.

            7.8. SCOPE OF AGREEMENT; SPECIFIC PERFORMANCE. Each Stockholder agrees and acknowledges that any agreement made by, or obligation of, it hereunder shall be for the benefit of each other Stockholder party hereto, as well as MFN, and Verizon, and Bechtel and the Contractors. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of this Agreement, including with respect to any obligations hereunder. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            7.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.10. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            7.11. HEADINGS; REFERENCES. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections," "Exhibits" or "Schedules" shall be deemed to be references to Sections hereof or Exhibits or Schedules hereto unless otherwise indicated.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be fully executed on their behalf as of the date first set forth above.

                                    METROMEDIA FIBER NETWORK, INC.



                                    By: /s/ Nick Tanzi
                                       -----------------------------------
                                        Name:  Nick Tanzi
                                        Title: President & COO


                                    VERIZON INVESTMENTS INC.



                                    By: /s/ Phil Seskin
                                       -----------------------------------
                                        Name:  Phil Seskin
                                        Title: Senior Vice-President


                                    BECHTEL CORPORATION



                                    By: /s/ George E. Conniff
                                       ------------------------------------
                                        Name: George E. Conniff
                                        Title: President,
                                        Telecommunications and Industrial



                               [Voting Agreement]
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                                    HATHWAY DINWIDDIE CONSTRUCTION COMPANY


                                    By: /s/ David A. Lee
                                       -----------------------------------
                                        Name:  David A. Lee
                                        Title: SVP








                               [Voting Agreement]
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                                    EDWARDS AND KELCEY, INC.


                                    By: /s/ Kevin J. McMahon
                                       -----------------------------------
                                        Name:  Kevin J. McMahon
                                        Title: CEO





                               [Voting Agreement]
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                                    CUPERTINO ELECTRIC, INC.


                                    By: /s/ Jan Kang
                                       -----------------------------------
                                        Name:  Jan Kang
                                        Title: VP & General Counsel





                               [Voting Agreement]
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                                    STOCKHOLDER

                                    METROMEDIA COMPANY



                                    By: /s/ Metromedia Company
                                       -----------------------------------
                                        Name:  Metromedia Company
                                        Title:

                                    810 Seventh Avenue
                                    New York, New York  10019
                                    212-606-4362








                               [Voting Agreement]
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                                    STOCKHOLDER

                                     /s/ John W. Kluge
                                    --------------------------------------
                                    John W. Kluge

                                    John W. Kluge
                                    c/o Metromedia Company
                                    810 Seventh Avenue, 29th Floor
                                    New York, New York  10019
                                    (212) 606-4444





                               [Voting Agreement]
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                                    STOCKHOLDER

                                     /s/ Stuart Subotnick
                                    --------------------------------------
                                    Stuart Subotnick

                                    Stuart Subotnick
                                    Metromedia Company
                                    810 Seventh Avenue, 29th Floor
                                    New York, New York  10019
                                    (212) 606-4451





                               [Voting Agreement]
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                                    STOCKHOLDER

                                     /s/ Stephen A. Garofalo
                                    --------------------------------------
                                    Stephen A. Garofalo

                                    Stephen A. Garofalo
                                    Metromedia Fiber Network, Inc.
                                    360 Hamilton Avenue
                                    White Plains, New York  10601
                                    (914) 421-6709






                               [Voting Agreement]

                                                                  (1) Schedule I




NAME OF STOCKHOLDER                CLASS A COMMON STOCK              CLASS B COMMON STOCK
-------------------             -------------------------      ----------------------------------
                                DIRECTLY     BENEFICIALLY         DIRECTLY          BENEFICIALLY
                                 OWNED          OWNED               OWNED               OWNED
                                ---------    ------------      -------------       --------------

Metromedia Company .....           --                --           62,924,096                --
John W. Kluge ..........           --         3,177,100(1)                --        62,924,096(2)
Stuart Subotnick .......           --         4,683,500(3)         4,454,448        63,084,096(4)
Stephen A. Garofalo ....   82,334,846         6,259,000(5)                --                --

----------
(1) Includes options to purchase 700,000 shares of the Company's Class A common stock at an exercise price of $28.5625 per share owned by the Kluge Trust.

(2) Represents shares held by Metromedia Company.

(3) Includes presently exercisable options to purchase 2,733,500 and 700,000 shares of the Company's Class A common stock at an exercise price of $0.12313 and $28.5625 per share, respectively. Also includes 1,250,000 shares held by three trusts for which Mr. Subotnick serves as Trustee.

(4) Includes 62,924,096 shares owned by Metromedia Company and shares owned by the Subotnick Family Trust, the Paula Subotnick Trust and the Bryan Subotnick Trust.

(5) Includes presently exercisable options to purchase 1,233,962, 4,761,489 and 263,549 shares of the Company's Class A common stock owned by Mr. Garofalo, the Garofalo Trust No. 1 and the Garofalo Trust No. 2, respectively, having an exercise price of $0.12313 per share


                               [Voting Agreement]